First Northwest Bancorp

# Investor Presentation

Annual Meeting

May 2022

# We design and deliver delightful, accessible, and effortless financial solutions by empowering our team members to improve the lives of those we serve.

First Fed Mission Statement

# Major Strategic Initiatives

## Fintech Partners

- Primary focus is on payments utilizing our compliance capabilities and access to payment rails
- Will consider adding low-cost deposit gathering strategies in the future
- In discussions with technology partners to enhance existing payment capabilities to move toward same day (real time) payments
- Performing due diligence on two payment related fintechs which would utilize and pay for First Fed payment rails

## Launch of quin

- Joint Venture launched in early 2021
- Version 1 of product soft-launched Q3 2021
- Custom built mobile app designed by quin employees formerly from Simple, Acorns, Cross River, Quovo and Vetter
- quin is offered nationally and focuses on financial wellness and lifestyle protection for Millennials and Gen Z
- Revenue is generated by subscription fee and interchange income

## Marketplace Lending

- Focus on leveraging our charter, credit and compliance capabilities and low cost of capital
- Announced partnership with Splash Financial, a leader in Marketplace Lending
- Fee income and interest income potential
- Water Station Partnership to finance equipment loans for individuals looking for tax relief and cash flow
- Actively reviewing other partnership opportunities

## Investment in Technology

- Deposit Account Opening (Terafina)
- Mortgage Production (Blend/Ellie Mae)
- Digital Consumer Lending (Meridian Link)
- Small Business Lending (Sageworks)
- Digital Marketing Program (Salesforce)
- Construction Lending (Built)
- Data/API Platform (MuleSoft)
- FP&A Software (Adaptive Insights)

# Overview of Risk Management

## Risk Management Governance

- Board and Committee Oversight and Reporting at least quarterly
- Tenured General Counsel oversees Governance and Enterprise Risk Management
- General Counsel reports directly to CEO
- Tenured Chief Credit Officer
- Ownership of Individual Risk Categories by Subject Matter Experts
- Independent Internal Audit Department

## Key Governance Items

- Succession Planning for Board, CEO and all Executive Vice Presidents
- Related Party Transaction and Insider Loan Tracking
- Audit Findings Tracking and Resolution
- Regulatory Oversight and Exams

## Technology and Cybersecurity

- Core Processing Environment: Fiserv Cleartouch
- Innovative Partners for Digital Account Acquisition and Lending
- Secondary Redundant Data Center
- Use of Windows Cloud and Third-Party Hosted Applications
- Security Information and Event Management System
- Critical Third-Party IT Vendors

## Key Operational Risk Management Items

- Third Party Risk Management Assessment and Reviews
- Pandemic Preparedness and Response / Business Continuity / Disaster Recovery
- Fraud Management Practices and Analysis
- Legal and Regulatory Compliance

Source: Company documents; Financial data as of December 31, 2021

First Northwest Bancorp

# ESG – Creating Value Beyond Banking

## Governance Initiatives

- Appointed our third female director in 2020. Native American Board Member to join in September 2021
- Formalized Diversity, Equity and Inclusion (DEI) Policy to increase diversity and social responsibility companywide
- Formalized Environment, Social, and Governance Policy to establish board-level oversight of ESG initiatives

## Environmental Responsibility

- Deploying strategies to reduce and reuse waste in our business practices
- Companywide recycling programs
- Paper waste reduced by approximately 1,800 pounds
- Carbon emissions reduced by over 25,000 pounds
- Water consumption reduced by approximately 32,000 gallons

## Workforce Investment

- Initiated an internal DEI team to promote a diverse, equitable, and inclusive work environment for all employees
- Raised companywide minimum wage to $18 per hour
- Committed to emphasis on workforce diversity, with women now representing 41% of senior management team
- Prioritized employee safety and support during the pandemic, including investments and training to allow 88% of our workforce to work remotely . Provided $3.00 per hour increase for hourly employees in March and April 2020, or a one-time $500 bonus for qualifying salaried employees (CEO, EVPs, and SVPs excluded)

Source: Company documents; Financial data as of December 31, 2021

# Market Expansion

- Opened first King County branch on July 26, 2021, after the acquisition of the Bellevue, Washington branch of Sterling Bank and Trust of Southfield, Michigan, adding $65.4 million in deposit accounts.
- Executed lease to relocate Commercial and Mortgage Lending and Business Center from Downtown Seattle to Downtown Bellevue.
- Relocated Fairhaven, Washington Branch to central location in town.
- Opened new branch location in Ferndale, Washington. Hired Branch Manager with over 30 years of experience in this market.

# Awards

## The Company has received several accolades as a leader in the community.

## First Fed was named to the Forbes 2021 Best-in-State Banks list.

- Nearly 25,000 Americans were surveyed for their opinions on their current and former banking relationships. Only 135 banks (2.7%) made the list of the nearly 5,000 FDIC-insured banks in the country. Only 3 banks made the list in Washington.

## Also, First Fed received recognition on several Puget Sound Business Journal lists:

- Top Corporate Philanthropist, for company and foundation cash giving (not including sponsorships)
- Middle Market Fast 50, recognizing the region's fastest-growing middle market companies
- Washington's Best Workplaces, one the top 100 workplaces based on surveys of each company's own employees

## First Fed received additional recognition from several local surveys:

- Best of the Peninsula from Sound Publishing
- Reader's Choice from The Leader
- Best of the Northwest from Bellingham Alive

First Northwest Bancorp

# Building Revenue

($ in Thousands)



2019
2020
2021
$37,865
$43,958
$58,298
Net Interest Income



2019
2020
2021
$1,763
$1,743
$2,127
$1,253
$6,570
$5,773
Interchange Income
Revenue from Sold Loans



Net Interest Income 84.4%
Non-interest Income 15.6%
2019

**Total Operating Revenue: $44.9M**



Net Interest Income 73.5%
Non-interest Income 26.5%
2020

**Total Operating Revenue: $59.8M**



Net Interest Income 78.8%
Non-interest Income 21.2%
2021

**Total Operating Revenue: $73.9M**

Source: Company documents; Financial data as December 31, 2021

First Northwest Bancorp

# Selected Balance Sheet Detail

($ in Millions)



$780
$885
$1,216
$864
$940
$1,259
$878
$1,002
$1,307
$1,142
$1,334
$1,654
$1,350
$1,581
$1,921
2017
2018
2019
2020
2021
Loans, Net ALLL
Total Deposits
Total Assets

Source: Company documents; Financial data as of December 31, 2021

First Northwest Bancorp

# Measurable Improved Profitability

## Net Income ($ in Thousands)



$4,938
$7,105
$9,014
$10,340
$15,418
2017
2018
2019
2020
2021

## ROAA (%)



0.43%
0.58%
0.72%
0.72%
0.87%
2017
2018
2019
2020
2021

## Efficiency Ratio (%)



78.82%
76.93%
73.80%
69.33%
73.03%
2017
2018
2019
2020
2021

## Net Interest Margin (%)



3.15%
3.20%
3.20%
3.27%
3.51%
2017
2018
2019
2020
2021

Source: S&P Global Market Intelligence, Company documents; Financial data as of December 31, 2021